Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13G

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13G to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule and all amendments thereto jointly on behalf of each such party.

Date: February 11, 2019

TECHNOLOGY PARTNERS FUND VII, L.P.
By:	TP Management VII, LLC

By:	/s/ Sheila Mutter
Managing Member

TECHNOLOGY PARTNERS AFFILIATES VII, L.P.
By:	TP Management VII, LLC

By:	/s/ Sheila Mutter
Managing Member

TP MANAGEMENT VII, LLC

By:	/s/ Sheila Mutter
Managing Member

JAMES GLASHEEN

By:	/s/ James Glasheen
James Glasheen

SHEILA MUTTER

By:	/s/ Sheila Mutter
Sheila Mutter

ROGER QUY

By:	/s/ Roger Quy
Roger Quy

IRA EHRENPREIS

By:	/s/ Ira Ehrenpreis
Ira Ehrenpreis

TED ARDELL

By:	/s/ Ted Ardell
Ted Ardell